Great Lakes Chemical Corporation

                                     and

                       Harris Trust Company of New York

                                 Rights Agent

                               RIGHTS AGREEMENT

                        Dated as of September 7, 1989,
                        as Amended and Restated as of
                               December 7, 1995


                              Table of Contents

                                                               Page

          Recitals  . . . . . . . . . . . . . . . . . . . . . .   1

          Section

          Section 1.    Certain Definitions . . . . . . . . . .   1

          Section 2.    Appointment of Rights Agent . . . . . .  10

          Section 3.    Issuance of Rights Certificates . . . .  10

          Section 4.    Form of Rights Certificates . . . . . .  12

          Section 5.    Execution, Countersignature and Regis-
                          tration . . . . . . . . . . . . . . .  14

          Section 6.    Transfer, Division, Combination and
                          Exchange of Rights Certificates;
                          Mutilated, Destroyed, Lost or Stolen
                          Rights Certificates . . . . . . . . .  14

          Section 7.    Exercise of Rights Purchase Price;
                          Expiration Date of Rights . . . . . .  16

          Section 8.    Cancellation and Destruction of Rights
                          Certificates  . . . . . . . . . . . .  19

          Section 9.    Reservation and Availability of Common
                          Stock . . . . . . . . . . . . . . . .  19

          Section 10.   Record Date for Securities Issued Upon
                          Exercise of Rights  . . . . . . . . .  22

          Section 11.   Antidilution Adjustments  . . . . . . .  22

          Section 12.   Certification of Adjustments  . . . . .  33

          Section 13.   Consolidation, Merger or Sale or
                          Transfer of Assets or Earning Power .  34

          Section 14.   Fractional Rights, Fractional Shares
                          and Fractional Notes  . . . . . . . .  37

          Section 15.   Rights of Action  . . . . . . . . . . .  39

          Section 16.   Agreement of Rights Holders Concerning
                          Transfer and Ownership of Rights  . .  40

          Section 17.   Rights Holder Not Deemed a Stockholder   40

          Section 18.   Concerning the Rights Agent . . . . . .  41

          Section 19.   Merger or Consolidation or Change of
                          Name of Rights Agent  . . . . . . . .  42

          Section 20.   Duties of Rights Agent  . . . . . . . .  42

          Section 21.   Change of Rights Agent  . . . . . . . .  45

          Section 22.   Issuance of New Rights Certificates . .  46

          Section 23.   Redemption and Termination  . . . . . .  47

          Section 24.   Notice of Certain Events  . . . . . . .  48

          Section 25.   Notices . . . . . . . . . . . . . . . .  49

          Section 26.   Supplements and Amendments  . . . . . .  50

          Section 27.   Exchange  . . . . . . . . . . . . . . .  52

          Section 28.   Successors  . . . . . . . . . . . . . .  53

          Section 29.   Benefits of this Agreement  . . . . . .  53

          Section 30.   Severability  . . . . . . . . . . . . .  54

          Section 31.   Governing Law . . . . . . . . . . . . .  54

          Section 32.   Counterparts  . . . . . . . . . . . . .  54

          Section 33.   Descriptive Headings  . . . . . . . . .  55

          Exhibit A -- Form of Rights Certificate

          Exhibit B -- Form of Summary of Rights


                               RIGHTS AGREEMENT

                    Rights Agreement dated as of September 7, 1989, as amended and restated as of December 7, 1995, between Great Lakes Chemical Corporation, a Delaware corporation (the "Company"), and Harris Trust Company of New York, a New York corporation (the "Rights Agent").

                             W I T N E S S E T H

                    WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of one Common Stock (as defined in Section 1) and Note (as defined in
          Section 1) purchase right (the "Right") for each share of Common Stock outstanding on the Record Date and has authorized the issuance of one Right for each share of such Common Stock issued between the Record Date and the Distribution Date (as defined in Section 1) and, in certain circumstances provided in Section 22 hereof, after the Distribution Date, each Right initially representing the right to purchase one unit (a "Unit"), each Unit consisting initially of one-tenth (1/10) share of Common Stock and a Note in principal amount equal to nine-tenths (9/10) of the Current Market Price (as hereinafter defined) of a share of Common Stock, upon the terms and subject to the conditions hereinafter set forth; and

                    WHEREAS, on December 7, 1995, the Board of
          Directors of the Company determined to amend and restate the Agreement and directed the Rights Agent to enter into this amendment and restatement.

                    NOW, THEREFORE, in consideration of the
          premises and the mutual agreements set forth in this Agreement, the parties hereby agree as follows:

                    Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                         (a)  "Acquiring Person" shall mean any
          Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Stock then outstanding (determined without taking into account any securities exercisable or exchangeable for, or convertible into, Common Stock, other than any such securities beneficially owned by the Acquiring Person and Affiliates and Associates of such Person). "Acquiring Person" shall not include any Exempt Person.

                    No Person shall become an "Acquiring Person" solely as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Stock of the Company then outstanding as determined above; provided, however, that if a Person becomes and remains the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding (as determined above) solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock by any means whatsoever, then such Person shall be deemed to be an "Acquiring Person."

                         (b)  "Adverse Person" shall mean any
          Person declared to be an Adverse Person by the Board of Directors upon determination that the criteria set forth in Section 11(a)(ii)(B) apply to such Person; provided, however, that the Board of Directors shall not declare any Person who is the Beneficial Owner of 10% or more of the outstanding Common Stock of the Company to be an Adverse Person if such Person has reported or is required to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Common Stock) so long as such Person neither reports nor is required to report such ownership other than as described in this proviso.

                         (c)  "Affiliate" shall have the meaning
          given to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                         (d)  "Associate" of a Person shall mean
          (i) any corporation or other organization of which such Person is an officer, director, partner or beneficial owner of 10% of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse.

                         (e)  Except as provided below, a Person
          shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficiallY own," any securities:

                              (i)  which such Person or any
               Affiliate or Associate of such Person
               beneficially owns, directly or indirectly;

                             (ii)  which such Person or any
               Affiliate or Associate of such Person has, directly or indirectly, the right (whether or not then exercisable) to acquire pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any Affiliate or Associate of any such Person until such tendered securities are accepted for purchase or exchange:

                            (iii)  which such Person or any
               Affiliate or Associate of such Person has, directly or indirectly, the right (whether or not then exercisable) to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security pursuant to this clause (iii) if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and applicable rules and regulations thereunder and (B) is not also then reportable under Item 6 of Schedule 13D under the Exchange Act (or any comparable or successor report); or

                             (iv)  which are beneficially
               owned, directly or indirectly, by any other
               Person or any Affiliate or Associate of such other Person with whom such Person or any Affiliate or Associate of such Person has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph
               (iii) of this paragraph (c)) or disposing of any securities of the Company.

                    Nothing in this Section 1(d) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

                         (f)  "Business Combination" shall have the
          meaning set forth in Section 13.

                         (g)  "Business Day" shall mean any day
          other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                         (h)  "Close of Business" on any given date
          shall mean 5:00 p.m., New York time, on such date;
          provided, however, that if such date is not a Business
          Day it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

                         (i)  "Common Stock" when used in any
          context applicable prior to a Business Combination shall mean the Common Stock, par value $1.00 per share, of the Company (as the same may be changed by reason of any combination, subdivision or reclassification of the Common Stock). "Common Stock" when used with reference to any Person (other than the Company prior to a Business Combination) shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which shares or units do not limit (as a fixed amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such shares or units or the amount of assets distributable on such shares or units upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such shares or units are subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; provided, however, that if at any time there shall be more than one such class or series of capital stock of or equity interests in such Person, "Common Stock" of such Person shall include all such classes and series substantially in the proportion of the total number of shares or other units of each such class or series outstanding at such time.

                         (j)  "Current Market Price" per share of
          Common Stock or Equivalent Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock or Equivalent Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date for the purpose of any computation under this Agreement except computations made pursuant to Section 11(a)(iii), or for the 10 consecutive Trading Days immediately following such date for the purpose of any computation under
          Section 11(a)(iii); provided, however, that in the event that the Current Market Price per share of Common Stock or Equivalent Shares is determined during a period following the announcement by the issuer of such Common Stock or Equivalent Shares of (i) a dividend or distribution on such Common Stock or Equivalent Shares payable in shares of such Common Stock or Equivalent Shares or securities convertible into or exercisable or exchangeable for shares of such Common Stock or Equivalent Shares, or (ii) any subdivision, combination or reclassification of such Common Stock or Equivalent Shares, and prior to the expiration of 30 Trading Days after the "ex-dividend" date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the "Current Market Price" shall be appropriately adjusted to take into account such dividend, distribution, subdivision, combination or reclassification. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. or, if the Common Stock or Equivalent Shares are not listed or admitted to trading on the New York Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or Equivalent Shares are listed or admitted to trading or, if the Common Stock or Equivalent Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on the Nasdaq Stock Market or such other system then in use. If on any such date the Common Stock or Equivalent Shares are not quoted on the Nasdaq Stock Market, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or Equivalent Shares selected by the Board of Directors of the Company shall be used. If no such market maker exists or is selected, the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Company of the issuer of such Common Stock or Equivalent Shares shall be used.
          The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock or Equivalent Shares are listed or admitted to trading is open for the transaction of business or, if the Common Stock or Equivalent Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock or Equivalent Shares are not publicly held, not so listed or traded or have not been previously in existence for 30 Trading Days, "Current Market Price" per share shall mean the fair market value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

                         (k)  "Distribution Date" shall mean the
          Close of Business on the earlier of (i) the tenth day after the Stock Acquisition Date, (ii) the tenth day after the first date (including, without limitation, any such date which is on or after the date of this Agreement and prior to the issuance of the Rights) of the commencement of, or first public disclosure of the intent to commence, by any Person (other than an Exempt Person) a tender or exchange offer for securities of the Company if, upon consummation thereof, such Person could be the Beneficial Owner of 15% or more of the Common Stock then outstanding, determined without taking into account any securities exercisable or exchangeable for, or convertible into, Common Stock (other than any such securities beneficially owned by such Person) and (iii) the tenth Business Day after the Board of Directors determines, pursuant to the criteria set forth in Section 11(a)(ii)(B) hereof, that a Person is an Adverse Person.

                         (l)  "Equivalent Shares" shall mean any
          class or series of capital stock of the Company, other than the Common Stock, which is entitled to participate on a proportional basis with the Common Stock in dividends and other distributions, including distributions upon the liquidation, dissolution or winding up of the Company. In calculating the number of any class or series of Equivalent Shares for purposes of
          Section 11 or 27, the number of shares, or fractions of a share, of such class or series of capital stock that is entitled to the same dividend or distribution as a whole share of Common Stock shall be deemed to be one share.

                         (m)  "Exchange Act" shall mean the
          Securities Exchange Act of 1934, as amended, and any successor statute.

                         (n)  "Exempt Person" shall mean the
          Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person holding Common Stock for or pursuant to the terms of any such plan.

                         (o)  "Expiration Date" shall mean the
          Close of Business on September 22, 1999.

                         (p)  "Indenture" shall mean the Indenture,
          dated as of September 7, 1989, between the Company and Bank of Montreal Trust Company, as trustee, as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto and shall include the terms of the particular series of securities issued thereunder, including the Notes.

                         (q)  "Note" shall mean a subordinated note
          issuable under the Indenture and pursuant to this Agreement upon the exercise of any Right prior to the occurrence of any Triggering Event or Business Combination. Each Note shall be substantially in the form of Exhibit I to the Indenture and shall initially be issuable in principal amount equal to nine-tenths (9/10) of the Current Market Price of the Common Stock calculated on the date of exercise of the Right with respect to which such Note is being issued. Each Note shall bear interest from and after its date of issuance at a rate set at or prior to the initial issuance of the first Note to be issued by the Board of Directors of the Company, in its sole discretion, who may rely on the advice of an independent investment banking firm. The rate of interest will be designated to have such Note trade immediately following such initial issuance at par. Notes will be issued only in registered form, without coupons, in denominations of $10 and integral multiples thereof. The Notes shall be subject to all the terms and conditions of the Indenture, which is incorporated herein by reference.

                         (r)  "Person" shall mean any individual,
          firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, and shall include any "group" as that term is used in Rule 13d-5(b) under the Exchange Act.

                         (s)  "Principal Party" shall mean, in the
          case of any Business Combination described in clauses
          (i), (ii) or (iii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted or for which they are exchanged in such Business Combination or, if no securities are so issued, the Person that is the other party to such Business Combination, and, in the case of any Business Combination described in clause (iv) of the first sentence in Section 13(a), the Person that receives the greatest portion of the assets or earning power transferred pursuant to such Business Combination; provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act and such Person is a direct or indirect subsidiary of one or more other Persons, then (i) "Principal Party" shall refer to whichever of such other Persons has Common Stock that is and has been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act; (ii) if the Common Stocks of two or more of such other Persons are and have been so registered, "Principal Party" shall refer to whichever of such other Persons is the issuer of the Common Stock having the greatest aggregate market value; or (iii) if none of the Common Stock(s) of such other Persons have been so registered, "Principal Party" shall refer to whichever of such other Persons (other than an individual) is the Person having the equity securities with the greatest aggregate market value.

                         (t)  "Purchase Price" with respect to each
          Right shall be $92.50 per Unit (as adjusted from the initial Purchase Price of $370 per Unit to reflect the Company's 100% stock dividends on January 30, 1992 and October 31, 1989), shall be subject to further adjustment from time to time as provided in Sections 11 and 13, and shall be payable in lawful money of the United States of America in cash or by certified check or bank draft payable to the order of the Company.

                         (u)  "Record Date" shall mean September
          22, 1989.

                         (v)  "Redemption Date" shall mean the time
          at which the Rights are ordered to be redeemed as provided in Section 23.

                         (w)  "Securities Act" shall mean the
          Securities Act of 1933, as amended, and any successor statute.

                         (x)  "Stock Acquisition Date" shall mean
          the first date (including, without limitation, any such date which is on or after the date of this Agreement and prior to the issuance of the Rights) of public disclosure by the Company, an Acquiring Person or otherwise that a Person has become an Acquiring Person.

                         (y)  "subsidiary" shall have the meaning
          given to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                         (z)  "Summary of Rights" shall mean a
          summary of the Rights, in substantially the form attached hereto as Exhibit B.

                         (aa)  "Triggering Event" shall have the
          meaning set forth in Section 11(a)(ii).

                         (ab)  "Unit" shall have the meaning set
          forth in the preamble to this Agreement.

                    Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

                    Section 3.  Issuance of Rights Certificates.

                         (a)  Until the Distribution Date:  (i) the
          Rights shall be issued in respect of and shall be evidenced by the certificates representing the shares of Common Stock issued and outstanding on the Record Date and shares of Common Stock issued after the Record Date and prior to the earliest of the Distribution Date, the Redemption Date, or the Expiration Date (which certificates for Common Stock shall be deemed to also be certificates evidencing the Rights), and not by separate certificates; (ii) the registered holders of such shares of Common Stock shall also be the registered holders of the Rights associated with such shares; and (iii) the Rights shall be transferable only in connection with the transfer of shares of Common Stock, and the surrender for transfer of any certificate for such shares of Common Stock shall also constitute the surrender for transfer of the Rights associated with such shares. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent shall mail, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, one or more certificates evidencing the Rights ("Rights Certificates"), in substantially the form of Exhibit B hereto, evidencing one Right (as adjusted from time to time prior to the Distribution Date pursuant to this Agreement) for each share of Common Stock so held. From and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(o) of this Agreement, at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) of this Agreement) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

                         (b)  As soon as practicable after the
          Record Date, the Company will send a copy of the Summary of Rights by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date, as shown by the records of the Company, at the address of such holder shown on such records.
                         (c)  Rights shall be issued in respect of
          all shares of Common Stock which are issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Expiration Date or, in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates issued after the Record Date representing shares of Common Stock outstanding on the Record Date or shares issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Expiration Date shall have impressed, printed, or written on, or otherwise affixed to them a legend substantially in the following form:

               This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Great Lakes Chemical Corporation and Harris Trust Company of New York as Rights Agent dated as of September 7, 1989, as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Great Lakes Chemical Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Great Lakes Chemical Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons, Adverse Persons or their Associates or Affiliates (as such terms are defined in the Rights Agreement) may become null and void and the holder of such Rights (including any subsequent holder) shall not have any right to exercise such Rights.

                    Section 4.  Form of Rights Certificates.

                         (a)  The Rights Certificates (and the form
          of election to purchase shares and form of assignment to be printed on the reverse thereof) shall be in substantially the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of Units as shall be set forth therein at the Purchase Price set forth therein, but the number of such Units and the Purchase Price shall be subject to adjustment as provided in this Agreement.

                         (b)  Notwithstanding any other provision
          of this Agreement, (i) any Rights Certificate issued pursuant to this Agreement that represents Rights beneficially owned or formerly beneficially owned, on or after the earlier of the Distribution Date and the Stock Acquisition Date, by a Person known to be: (A) an Acquiring Person, an Adverse Person or an Associate or Affiliate of an Acquiring Person or Adverse Person; (B) a direct or indirect transferee of an Acquiring Person or Adverse Person (or of an Associate or Affiliate of such Acquiring Person or Adverse Person) who becomes a transferee after the Acquiring Person or Adverse Person becomes such; or (C) a direct or indirect transferee of an Acquiring Person or Adverse Person (or of an Associate or Affiliate of such Acquiring Person or Adverse Person) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (x) a direct or indirect transfer (whether or not for consideration) from the Acquiring Person or Adverse Person (or from an Associate or Affiliate of such Acquiring Person or Adverse Person) to holders of equity interests in such Acquiring Person or Adverse Person (or to holders of equity interests in an Associate or Affiliate of such Acquiring Person or Adverse Person) or to any Person with whom such Acquiring Person or Adverse Person (or an Associate or Affiliate of such Acquiring Person or Adverse Person) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a direct or indirect transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) of this Agreement, and (ii) any Rights Certificate issued pursuant to this Agreement upon transfer, exchange, replacement or adjustment of any other Rights Certificate beneficially owned by a Person referred to in this sentence, shall contain (to the extent feasible) the following legend:

               The Rights represented by this Rights
               Certificate are or were beneficially owned by a Person who was or became an Acquiring Person, Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

          The absence of the foregoing legend on any Rights Certificate shall in no way affect any of the other provisions of the Agreement, including, without limitation, the provisions of Section 7(e) hereof.

                    Section 5.  Execution, Countersignature and
          Registration.

                         (a)  Each Rights Certificate shall be
          executed on behalf of the Company by the Chairman of its Board of Directors, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Each Rights Certificate shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed a Rights Certificate shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificate nevertheless may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Rights Certificate had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

                         (b)  Following the Distribution Date, the
          Rights Agent shall keep or cause to be kept, at its principal corporate trust office, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced by each Rights Certificate, and the certificate number and the date of issuance of each Rights Certificate.

                    Section 6. Transfer, Division, Combination and Exchange of Rights Certificates; Mutilated, Destroyed,
          Lost or Stolen Rights Certificates.

                         (a)  Subject to the provisions of Section
          14, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the earlier of the Redemption Date and the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, divided, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Units (or other securities, cash or other property, following a Triggering Event or Business Combination, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, divide, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, divided, combined or exchanged at the principal corporate trust office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. As a condition to such transfer, division, combination or exchange, the Company may require payment by the surrendering holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection therewith. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have duly completed and executed the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or such former or proposed Beneficial Owner) thereof or such Beneficial Owner's Affiliates or Associates as the Company shall reasonably request.

                         (b)  Upon receipt by the Company and the
          Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

                    Section 7. Exercise of Rights Purchase Price; Expiration Date of Rights.

                         (a)  Each Right shall entitle (except as
          otherwise provided in this Agreement) the registered holder thereof, upon the exercise thereof as provided in this Agreement, to purchase, for the Purchase Price, at any time after the Distribution Date and prior to the earlier of the Expiration Date and the Redemption Date, one Unit, subject to adjustment from time to time as provided in Sections 11 and 13.

                         (b)  The registered holder of any Rights
          Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement) in whole or in part at any time on or after the Distribution Date and prior to the earlier of the Expiration Date and the Redemption Date, by surrendering the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal corporate trust office of the Rights Agent, together with payment of the Purchase Price for each Unit (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised.

                         (c)  Upon receipt of a Rights Certificate
          representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for each Unit (or, following a Triggering Event or Business Combination, other securities, cash or other assets, as the case may
          be) to be purchased and an amount in cash, certified bank check or money order payable to the order of the Company equal to any applicable transfer tax required to be paid by the surrendering holder pursuant to Section 9(d), the Rights Agent shall, subject to the provisions of this Agreement, thereupon promptly (i)(A) requisition from any transfer agent for the Common Stock of the Company (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company shall have elected to deposit the total number of shares of Common Stock issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent, depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such request; (ii) requisition from any trustee or securities registrar under the Indenture (or make available, if the Rights Agent is the trustee or securities registrar under the Indenture) Notes for the total principal amount of Notes which constitute part of the Units to be purchased (and the Company hereby irrevocably authorizes the trustee or securities registrar under the Indenture to comply with all such requests); (iii) after receipt of such certificates or depositary receipts and such Notes, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) if appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares of Common Stock or fractional Notes in accordance with Section 14 of this Agreement and, promptly after receipt thereof, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities (including shares of Common Stock) of the Company, pay cash and/or distribute other property pursuant to this Agreement, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

                         (d)  In case the registered holder of any
          Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 6 and Section 14.

                         (e)  Notwithstanding anything in this
          Agreement to the contrary, any Rights that are or were formerly beneficially owned on or after the earlier of the Distribution Date or the Stock Acquisition Date by
          (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of an Acquiring Person or Adverse Person, (ii) a direct or indirect transferee of an Acquiring Person or Adverse Person (or of an Associate or Affiliate of such Acquiring Person or Adverse Person) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a direct or indirect transferee of an Acquiring Person or Adverse Person (or of an Associate or Affiliate of such Acquiring Person or Adverse Person) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a direct or indirect transfer (whether or not for consideration) from the Acquiring Person or Adverse Person (or from an Associate of such Acquiring Person or Adverse Person) to holders of equity interests in such Acquiring Person or Adverse Person (or to holders of equity interests in any Associate or Affiliate of such Acquiring Person or Adverse Person) or to any Person with whom the Acquiring Person or Adverse Person (or an Associate or Affiliate of such Acquiring Person or Adverse Person) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a direct or indirect transfer which the Board of Directors of the Company determines is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall, immediately upon the occurrence of a Triggering Event and without any further action, be null and void and no holder of such Rights shall have any rights whatsoever with respect to such Rights whether under this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this
          Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of a Rights Certificate or to any other Person as a result of the failure by it (including the Board of Directors of the Company) to make any determinations with respect to an Acquiring Person, an Adverse Person or their Affiliates, Associates or transferees hereunder.

                         (f)  Notwithstanding anything in this
          Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to the registered holder of a Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former or proposed Beneficial Owner) thereof or the Affiliates or Associates of such Beneficial Owner (or former or proposed Beneficial Owner) as the Company shall reasonably request.

                         (g)  Notwithstanding any statement to the
          contrary contained in this Agreement or in any Rights Certificate, if the Distribution Date or the Stock Acquisition Date shall occur prior to the Record Date, the provisions of this Agreement, including without limitation Sections 3 and 11(a)(ii), shall be applicable to the Rights upon their issuance to the same extent such provisions would have been applicable if the Record Date were the date of this Agreement.

                    Section 8.  Cancellation and Destruction of
          Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, division, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                    Section 9.  Reservation and Availability of
          Common Stock.

                         (a)  The Company covenants and agrees that
          it will cause to be reserved and kept available at all times out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares of Common Stock and/or other securities held in its treasury) free from preemptive rights or any right of first refusal, a sufficient number of shares of Common Stock or Notes (and, following the occurrence of a Triggering Event, shares of Common Stock and/or other securities) to permit the exercise in full of all Rights from time to time outstanding.

                         (b)  The Company further covenants and
          agrees, so long as the Common Stock or Notes (and, following the occurrence of a Triggering Event, shares of Common Stock and/or other securities) issuable upon the exercise of Rights may be listed on any national securities exchange, to use its best efforts to cause, from and after the time that the Rights become exercisable, all such shares of Common Stock and all such Notes (and such other securities) reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                         (c)  The Company further covenants and
          agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock and all Notes (and, following the occurrence of a Triggering Event, shares of Common Stock and/or such other securities) delivered upon the exercise of Rights shall, at the time of delivery of the certificates for such shares and of such Notes (and of such other securities), subject to payment of the Purchase Price, be duly and validly authorized and issued, fully paid, nonassessable, freely tradeable, not subject to liens or encumbrances, free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof, of any kind or nature whatsoever, and, in the case of the Notes, valid, binding and enforceable.

                         (d)  The Company further covenants and
          agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates, any certificates for shares of Common Stock or the Notes (and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to (i) pay any transfer tax which may be payable in respect of any transfer involved in the issuance or delivery of any Rights Certificate or the issuance or delivery of any certificate for shares of Common Stock or Notes (and/or other securities as the case may be) to a Person other than, or in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or (ii) transfer or deliver any Rights Certificate or issue or deliver any certificate for shares of Common Stock or any Notes (and/or other securities as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no tax is due.

                         (e)  The Company shall use its best
          efforts to (i) prepare and file, as soon as practicable following a Triggering Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) of this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement on an appropriate form under the Securities Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be necessary under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercise of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this paragraph of Section 9, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall make a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective.

                    Section 10. Record Date for Securities Issued Upon Exercise of Rights. Each Person in whose name any certificate for shares of Common Stock and any Note (and/or other securities, as the case may be) is issued Upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock and such Note (and/or other securities, as the case may be) represented thereby on, and such certificate and such Note shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock or Note (and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares or such Notes (and/or such other securities, as the case may be) on, and such certificate or Note shall be dated, the next succeeding Business Day on which the Common Stock or Note (and/or other securities, as the case may be) transfer books of the Company are open.

                    Section 11.  Antidilution Adjustments.  The
          Purchase Price, the number and kind of securities, cash and other property obtainable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustment from time to time as provided in this Section 11.

                         (a)  (i) In the event the Company shall at
          any time on or after the date of this Agreement (A) pay a dividend or make a distribution on the Common Stock payable in shares of Common Stock, (B) subdivide (by a stock split or otherwise) the outstanding Common Stock into a larger number of shares, (C) combine (by a reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares, or (D) issue any cash, securities or other property in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), then in each such event the Purchase Price and the redemption price set forth in Section 23, as each is in effect at the time of the record date for such dividend or distribution, or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted by multiplying the Purchase Price and such redemption price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of such event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                             (ii)  A "Triggering Event" shall
               be deemed to occur in the event that:

                                   (A) any Person shall have become
                         an Acquiring Person and the time period in which the Board of Directors may redeem the Rights pursuant to Section 23(a) shall have expired; or

                                   (B) the Board of Directors of
                         the Company shall declare any Person to be an Adverse Person, upon a determination that such Person, alone or together with its Affiliates and Associates, has, at any time after this Agreement has been filed with the Securities and Exchange Commission as an exhibit to a filing under the Exchange Act, become the Beneficial Owner of a number of shares of Common Stock which the Board of Directors of the Company determines to be substantial (which number of shares shall in no event represent less than 10% of the outstanding shares of Common Stock) and a determination by the Board of Directors of the Company, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate and consideration of such factors as are permitted by applicable law, that (a) such Beneficial Ownership by such Person is intended to cause the Company to repurchase the shares of Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company would not be served by taking such action or entering into such transaction or series of transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company, on the Company's stockholders, employees, customers or suppliers or on the communities in which the Company operates or is located.

               Upon each occurrence of a Triggering Event, proper provision shall be made so that each holder of a Right, except as otherwise provided in this Agreement, shall thereafter have the right to receive, upon exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of Units receivable upon exercise of a Right prior to the occurrence of a Triggering Event, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of one one-tenths of a share of Common Stock for which a Right was then exercisable (without giving effect to such Triggering Event) and
               (y) dividing that product by 50% of the Current Market Price per share of Common Stock immediately after the first occurrence of a Triggering Event (such number of shares being referred to as the "Adjustment Shares"); provided, however, that if the transaction or event that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 of this Agreement, then only the provisions of Section 13 of this Agreement shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                            (iii)  In lieu of issuing shares
               of Common Stock in accordance with Section
               11(a)(ii) hereof, the Company may, if the Board of Directors of the Company determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights (and, in the event that the number of shares of Common Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall): (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price,
               (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares of preferred stock-being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause
               (B) above within thirty (30) days following the first occurrence of a Triggering Event, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall so determine in its sole discretion, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Triggering Event, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this
               Section 11(a)(iii), the value of the Common
               Stock shall be the Current Market Price per share of the Common Stock on the date of the Triggering Event and the value of any "Common Stock Equivalents" shall be deemed conclusively to have the same value as the Common Stock on such date.

                         (b)  If the Company shall at any time on
          or after the date of this Agreement fix a record date for the issuance of rights (other than the Rights), options or warrants to holders of Common Stock entitling them to subscribe for or purchase Common Stock or Equivalent Shares (or securities convertible into Common Stock or Equivalent Shares) at a price per share of Common Stock or Equivalent Shares (or, in the case of a convertible security, having a conversion price per share of Common Stock or Equivalent Shares) less than the Current Market Price per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock and Equivalent Shares (if any) outstanding on such record date, plus the number of shares of Common Stock or Equivalent Shares, as the case may be, which the aggregate exercise and/or conversion price for the total number of shares of Common Stock or Equivalent Shares, as the case may be, which are obtainable upon exercise and/or conversion of such rights, options, warrants or convertible securities would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock and Equivalent Shares (if any) outstanding on such record date, plus the number of additional shares of Common Stock or Equivalent Shares, as the case may be, which may be obtained upon exercise and/or conversion of such rights, options, warrants or convertible securities. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Common Stock and Equivalent Shares owned by or held for the account of the Company or any subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation.
          Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not issued following such adjustment, the Purchase Price shall be readjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                         (c)  In case the Company shall at any time
          after the date of this Agreement fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of securities (other than Common Stock and rights, options or warrants referred to in
          Section 11(b)), cash (other than a regular periodic cash dividend at an annual rate not in excess of 250% of the annual rate of the cash dividend paid on the Common Stock during the immediately preceding fiscal year), property, evidences of indebtedness, or assets, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of such securities, cash, property, evidences of indebtedness or assets to be so distributed in respect of one share of Common Stock, and the denominator of which shall be such Current Market Price per share of Common Stock on such record date. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not made following such adjustment, the Purchase Price shall be readjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                         (d)  Except as provided below, no
          adjustment ill the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this
          Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock, as the case may be. Notwithstanding the first sentence of this
          Section 11(d), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

                         (e)  If, as a result of an adjustment made
          pursuant to Section 11(a) or Section 13(a) of this Agreement, the holder of any Right thereafter exercised shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 11 and the provisions of Sections 7, 9, 10, 12, 13 and 14 with respect to the shares of Common Stock shall apply on like terms to any such other securities.

                         (f)  All Rights originally issued by the
          Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, one Unit consisting of that number of fractional shares of Common Stock and a Note in principal amount equal to that fraction of the Current Market Price of the Common Stock on the date of exercise or other securities, cash or other property purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

                         (g)  Unless the Company shall have
          exercised its election as provided in Section 11(h), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, (i) one Unit, consisting of that number of fractional shares of Common Stock (calculated to the nearest ten-thousandth of a share of Common Stock) obtained by (A) multiplying the number of shares of Common Stock covered by a Right immediately prior to adjustment pursuant to this Section 11(g) by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price, and (ii) one Note in principal amount equal to that fraction (calculated to the nearest ten-thousandth) of the Current Market Price of the Common Stock on the date of exercise obtained by (A) multiplying Such fraction of the Current Market Price as was applicable immediately prior to the adjustment, by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price

                         (h)  The Company may elect on or after the
          date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of an adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right and the fraction of the Current Market Price of the Common Stock on the date of exercise used to evaluate the principal amount of the Note purchased upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for one Unit consisting of that number of shares of Common Stock and a Note in principal amount equal to that fraction of the Current Market Price of the Common Stock on the date of exercise for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to such adjustment by the Purchase Price in effect immediately after such adjustment. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days after the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
          Section 11th) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date a new Rights Certificate evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record, in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment and upon surrender thereof (if required by the Company), new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for in this Agreement (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                         (i)  Irrespective of any adjustment or
          change in the Purchase Price or the Units issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units which were expressed in the initial Rights Certificates issued hereunder.

                         (j)  Before taking any action that would
          cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price.

                         (k)  In any case in which this Section 11
          shall require that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Common Stock and Notes and other securities, cash or property of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and Notes and other securities, cash or property of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or Notes or other securities, cash or property upon the occurrence of the event requiring such adjustment.

                         (l)  Anything in this Section 11 to the
          contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
          Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any combination or subdivision of the Common Stock, issuance wholly for cash of any Common Stock at less than the Current Market Price, issuance wholly for cash of Common Stock or securities which by their terms are convertible into or exchangeable or exercisable for Common Stock, stock dividends or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock, shall not be taxable to such common stockholders.

                         (m)  The Company covenants and agrees that
          it shall not (i) consolidate with, (ii) merge with or into, or (iii) directly or indirectly sell, lease, or otherwise transfer or dispose of (in one transaction or a series of related transactions) assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries taken as a whole, to any other Person if (A) at the time of or immediately after such consolidation, merger, sale, lease, transfer or disposition there are any rights, warrants, securities or other instruments outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (B) prior to, simultaneously with or immediately after such consolidation, merger, sale, lease, transfer or disposition the shareholders (or equity holders) of the Person who constitutes, or would constitute, the Principal Party in such transaction shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates.

                         (n)  The Company covenants and agrees
          that, after the Stock Acquisition Date, it will not, except as permitted by Section 23, 26 or 29 of this Agreement, take any action if at the time such action is taken it is reasonably foreseeable that such action will, directly or indirectly, diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                         (o)  Anything in this Agreement to the
          contrary notwithstanding, in the event that the Company shall at any time prior to the Distribution Date (i) pay a dividend or distribution on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, the number of Rights shall be proportionately adjusted so that following any such event one Right shall thereafter be associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date.

                         (p)  The failure of the Board of Directors
          to declare a Person to be an Adverse Person following such Person becoming the Beneficial Owner of shares of Common Stock representing 10% or more of the outstanding shares of Common Stock shall not imply that such Person is not an Adverse Person or limit the Board of Directors' right at any time in the future to declare such Person to be an Adverse Person.

                         (q)  Anything in this Agreement to the
          contrary notwithstanding, in the event that the Company shall at any time after December 7, 1995 and prior to the Distribution Date consolidate with, or merge with or into, any other Person for the primary purpose of a change of domicile of the Company, and, in connection with such consolidation or merger, all of the outstanding shares of Common Stock of the Company shall be changed into or exchanged for shares of Common Stock of the surviving corporation of such consolidation or merger (the Surviving Corporation ), then proper provision shall be made so that Rights shall be associated with each share of Common Stock of the Surviving Corporation, except as provided in Section 7(e) hereof, such that the number of Rights associated with each share of Common Stock of the Surviving Corporation following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock of the Surviving Corporation which the shares of Common Stock were changed into or exchanged for pursuant to the consolidation or merger. Following such a consolidation or merger, this Agreement shall remain in effect and all references to the Company shall be deemed to be references to the Surviving Corporation.

                    Section 12.  Certification of Adjustments.
          Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
          (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock and each trustee under the Indenture a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25.

                    Section 13.  Consolidation, Merger or Sale or
          Transfer of Assets or Earning Power.

                         (a)  A "Business Combination" shall be
          deemed to occur in the event that, following a Triggering Event, (i) the Company shall, directly or indirectly, consolidate with, or merge with and into, any other Person (other than a subsidiary of the Company in a transaction that complies with Section 11(m) and Section 11(n) of this Agreement), (ii) any Person (other than a subsidiary of the Company in a transaction that complies with Section 11(m) and Section 11(n) of this Agreement) shall, directly or indirectly, consolidate with the Company, or shall merge with and into the Company, in a transaction in which the Company is the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Stock shall be changed (including, without limitation, any conversion into or exchange for securities of the Company or of any other Person, cash or any other property) (iii) the Company shall, directly or indirectly, effect a share exchange in which all or part of the Common Stock shall be changed (including, without limitation, any conversion into or exchange for securities of any other Person, cash or any other property) or (iv) the Company shall, directly or indirectly, sell, lease, exchange, mortgage, pledge or otherwise transfer or dispose of (or one or more of its subsidiaries shall directly or indirectly sell, lease, exchange, mortgage, pledge or otherwise transfer or dispose of), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or any of its subsidiaries in one or more transactions each and all of which comply with Section 11(m) and Section 11(n) of this Agreement). In the event of a Business Combination, proper provision shall be made so that each holder of a Right (except as otherwise provided in this Agreement) shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Principal Party as shall be equal to the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-tenths of a share of Common Stock for which a Right was then-exercisable (without giving effect to the consummation of such Business Combination) and (y) dividing that product by 50% of the Current Market Price per share of the Common Stock of such Principal Party immediately prior to the consummation of such Business Combination. All Common Stock of any Person for which any Right may be exercised after consummation of a Business Combination as provided in this Section 13(a) shall, when issued upon exercise thereof in accordance with this Agreement, be duly and validly authorized and issued, fully paid, nonassessable, freely tradeable, not subject to liens or encumbrances, and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof of any kind or nature whatsoever.

                         (b)  After consummation of any Business
          Combination, (i) the Principal Party shall be liable for, and shall assume, by virtue of such Business Combination and without the necessity of any further act, all the obligations and duties of the Company pursuant to this Agreement, (ii) the term "Company" as used in this Agreement shall thereafter be deemed to refer to such Principal Party, and (iii) such Principal Party shall take all steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) in connection with such Business Combination as necessary to ensure that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

                         (c)  The Company shall not consummate any
          Business Combination unless prior thereto (i) the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance (other than shares reserved or issuance pursuant to this Agreement to the holders of Rights) to permit the exercise in full of the Rights in accordance with this Section 13, (ii) the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the fulfillment of the Principal Party's obligations and the terms as set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable on or after the date of such Business Combination, the Principal Party, at its own expense, shall (A) prepare and file a registration statement on an appropriate form under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights, (B) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, (C) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act, (D) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate, and (E) use its best efforts to list the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange,
          (iii) the Company and the Principal Party shall have furnished to the Rights Agent an opinion of independent counsel stating that such supplemental agreement is a legal, valid and binding agreement of the Principal Party enforceable against the Principal Party in accordance with its terms, and (iv) the Company and the Principal Party shall have filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of shares of Common Stock of such issuer which may be purchased upon the exercise of each Right after the consummation of such Business Combination.

                         (d)  The provisions of this Section 13
          shall similarly apply to successive Business
          Combinations. In the event a Business Combination shall be consummated at any time after the occurrence of a Triggering Event, the Rights which have not theretofore been exercised shall thereafter be exercisable for the consideration and in the manner described in Section 13(a). Following a Business Combination, the provisions of Section 11(a)(ii) of this Agreement shall be of no effect.

                         (e)  Notwithstanding any other provision
          of this Agreement, no adjustment to the number of shares of Common Stock (or fractions of a share) or other securities, cash or other property for which a Right is exercisable or the number of Rights outstanding or associated with each share of Common Stock or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections 11 and 13, unless the terms of this Agreement are amended so as to preserve such benefits.

                         (f)  The Company covenants and agrees that
          it shall not effect any Business Combination if at the time of, or immediately after such Business Combination, there are any rights, options, warrants or other instruments outstanding which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                         (g)  Without limiting the generality of
          this Section 13, in the event the nature of the organization of any Principal Party shall preclude or limit the acquisition of Common Stock of such Principal Party upon exercise of the Rights as required by Section 13(a) as a result of a Business Combination, it shall be a condition to such Business Combination that such Principal Party shall take such steps (including, but not limited to, a reorganization) as may be necessary to ensure that the benefits intended to be derived under this Section 13 upon the exercise of the Rights are assured to the holders thereof.

                    Section 14.  Fractional Rights, Fractional
          Shares and Fractional Notes.

                         (a)  The Company shall not be required to
          issue fractional Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may at its option pay to the registered holders of the Rights Certificates with respect to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of a Right for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, Inc. as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on the Nasdaq Stock Market or such other system then in use or, if on any such date the Rights are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such Trading Day no such market maker is making a market in the Rights, the current market value of the Rights on such Trading Day shall be determined in good faith by the Board of Directors of the Company.

                         (b)  The Company shall not be required to
          issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. Fractions of shares of Common Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Common Stock. In lieu of fractional shares of Common Stock, the Company may at its option (i) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share of Common Stock upon the surrender of such scrip or warrants aggregating a full share of Common Stock, or (ii) pay to the registered holders of Rights Certificates at the time such Rights Certificates are exercised as provided in this Agreement an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 14(b), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 1(j)) for the Trading Day immediately prior to the date of such exercise.

                         (c)  Notwithstanding anything to the
          contrary contained herein, the Company shall not be required to issue Notes in denominations other than $10 or integral multiples thereof and the Company may pay cash in lieu of issuing Notes in denominations other than $10 or integral multiples thereof in an amount equal the difference between the principal amount of the Notes otherwise issuable and the integral multiple of $10 which is nearest to, but not in excess of, such amount.

                         (d)  The holder of a Right by his
          acceptance thereof expressly waives any right to receive any fractional Rights or any fractional shares or any fractional Notes upon exercise of a Right (except as otherwise provided in this Agreement).

                    Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of associated Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, any share of associated Common Stock), without the consent of the Rights Agent or of the holder of any other Right, may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his rights pursuant to this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

                    Section 16.  Agreement of Rights Holders
          Concerning Transfer and Ownership of Rights. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                         (a)  prior to the Distribution Date, the
          Rights will be transferable only in connection with the transfer of Common Stock;

                         (b)  after the Distribution Date, the
          Rights Certificates will be transferable on the registry books of the Rights Agent only if surrendered at the principal corporate trust office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

                         (c)  subject to Section 6(a) and Section
          7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary.

                    Section 17.  Rights Holder Not Deemed a
          Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote or to receive dividends or distributions or shall be deemed for any purpose the holder of Common Stock, of any Note or of any other securities, cash or other property which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or a holder of a Note, including, without limitation, any right (i) to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, (ii) to give or withhold consent to any corporate action, (iii) to receive notice of meetings or other actions affecting stockholders or holders of Notes (except as provided in Section 24), (iv) to receive dividends, distributions, subscription rights or payments of principal and interest, (v) to institute, as a holder of Common Stock or other securities issuable on exercise of the Rights represented by any Rights Certificate, any derivative action on behalf of the Company, or otherwise, until and only to the extent that the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions of this Agreement.

                    Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

                    The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or Note or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it to be genuine and to be signed, executed and, when necessary, verified or acknowledged, by the proper Person or Persons.

                    Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificate so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificate either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                    In case at any time the name of the Rights
          Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                    Section 20.  Duties of Rights Agent.  The
          Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                         (a)  The Rights Agent may consult with
          legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                         (b)  Whenever in the performance of its
          duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person, Adverse Person or any Affiliate or Associate of an Acquiring Person or Adverse Person or the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board of Directors of the Company, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                         (c)  The Rights Agent shall be liable
          hereunder only for its own negligence, bad faith or willful misconduct.

                         (d)  The Rights Agent shall not be liable
          for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                         (e)  The Rights Agent shall not be under
          any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution and delivery of this Agreement by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13 or 23 or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or the authorization of any Notes or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable or any Notes will, when so issued, be validly authorized and issued. binding and enforceable.

                         (f)  The Company agrees that it will
          perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of the provisions of this Agreement.

                         (g)  The Rights Agent is hereby authorized
          and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board of Directors of the Company, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                         (h)  The Rights Agent and any shareholder,
          director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not serving as such under this Agreement. Nothing in this Agreement shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                         (i)  The Rights Agent may execute and
          exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                         (j)  If, with respect to any Rights
          Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                    Section 21.  Change of Rights Agent.  The
          Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Illinois (or of any other state of the United States so long as such corporation is authorized to conduct a corporate trust or banking business in the State of Illinois) in good standing, having a principal corporate trust office in the State of Illinois, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the Rights, Rights Agreement or the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                    Section 22.  Issuance of New Rights
          Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of securities, cash or other property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                    Section 23.  Redemption and Termination.

                         (a)  The Board of Directors of the Company
          may, at its option, at any time prior to the earlier of
          (i) the Close of Business on the tenth day following the Stock Acquisition Date, and (ii) the Expiration Date, redeem all but not less than all the then-outstanding Rights at a redemption price of $.0025 per Right (as adjusted from the initial redemption price of $.01 per Right to reflect the Company's 100% stock dividends on January 30, 1992 and October 31, 1989), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (as amended)). Notwithstanding the foregoing, the Board of Directors may not redeem any Rights following a determination pursuant to Section 11(a)(ii)(B) that any Person is an Adverse Person. The Company may, at its option, pay the redemption price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

                         (b)  At the time and date of effectiveness
          set forth in any resolution of the Board of Directors of the Company ordering the redemption of the Rights, without any further action and without any further notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the redemption price; provided, however, that such resolution of the Board of Directors of the Company may be revoked, rescinded or otherwise modified at any time prior to the time and date of effectiveness set forth in such resolution. As soon as practicable after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addressees as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner provided in this Agreement shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the redemption price will be made. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights. Neither the Company nor any of its Affiliate or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the purchase of shares of Common Stock prior to the Distribution Date.

                    Section 24. Notice of Certain Events. In case the Company, on or after the Distribution Date, shall propose to (a) pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a regular periodic cash dividend at an annual rate not in excess of 250% of the annualized rate of the cash dividend paid on the Common Stock during the immediately preceding fiscal year), or (b) offer to the holders of its Common Stock rights, options, or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock, a change in the par value of such Common Stock or a change from par value to no par value), or (d) directly or indirectly effect any consolidation or merger into or with, or effect any sale, lease, exchange, or other transfer or disposition (or to permit one or more of its subsidiaries to effect any sale, lease, exchange or other transfer or disposition), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person, or (e) effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 25, a notice of such proposed action, which shall specify any record date for the purposes of such stock dividend or distribution of rights, or the date on which such reclassification, consolidation, merger, sale, lease, exchange, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given. The failure to give notice as required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

                    In case any Triggering Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 25, a notice of the occurrence of such Triggering Event, which shall specify the Triggering Event and a description of the consequences of such Triggering Event to holder of Rights under Section 11(a)(ii).

                    Section 25.  Notices.  Notices or demands
          authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                         Great Lakes Chemical Corporation
                         One Great Lakes Boulevard
                         West Lafayette, Indiana  47906
                         Attn:  Secretary

          Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                         Harris Trust Company of New York
                         77 Water Street
                         New York, New York 10005

          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                    Section 26.  Supplements and Amendments.

                         (a)  At any time prior to the Close of
          Business on the tenth day following the Stock Acquisition Date, the Company may, except as provided in Section 26(c), and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holder of the Rights.

                         (b)  After the Close of Business on the
          tenth day following the Stock Acquisition Date, the Company may, except as provided in Section 26(c), and the Rights Agent shall if the Company so directs, amend this Agreement without the approval of any holders of Rights Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in this Agreement which may be defective or inconsistent with any other provision of this Agreement, or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person).

                         (c)  No supplement or amendment to this
          Agreement shall be made which changes the Purchase Price, the number of fractional shares of Common Stock, Units (or the calculation of the principal amount or interest rate of the Notes constituting such Units), other securities, cash or other property for which a Right is then exercisable or the redemption price or provides for an earlier Expiration Date, except that prior to the Close of Business on the tenth day following the Stock Acquisition Date, any such amendment may substitute Common Stock, a fraction of a share of preferred stock, debt securities, or a combination thereof for such Common Stock and Notes constituting such Units if such shares of Common Stock, fraction of a share of preferred stock, debt securities or combination thereof shall equal, in the sole discretion of the Board of Directors of the Company, the then Current Market Price of a share of Common Stock, and any such amendment effecting such substitution may amend any such provision of this Agreement, including without limitation the adjustment provisions of Section 11, to reflect appropriately such substitution, or to restate this Agreement in its entirety to reflect appropriately such substitution.

                         (d)  Immediately upon the action of the
          Board of Directors providing for any amendment or supplement pursuant to this Section 26, and without any further action and without notice, such amendment or supplement shall be deemed effective. Promptly following the adoption of any amendment or supplement pursuant to this Section 26, the Company shall deliver to the Rights Agent a copy, certified by the Secretary or any Assistant Secretary of the Company, of resolutions of the Board of Directors of the Company adopting such amendment or supplement. Upon such delivery, the amendment or supplement shall be administered by the Rights Agent as part of this Agreement in accordance with the terms of this Agreement, as so amended or supplemented.

                    Section 27.  Exchange.

                         (a)  The Board of Directors of the Company
          may, at its option, at any time and from time to time after the first occurrence of a Triggering Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock or Equivalent Shares, or any combination thereof, at an exchange ratio of one share of Common Stock or one Equivalent Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors may not effect such exchange at any time after any Person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or such subsidiary), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

                         (b)  Immediately upon the action of the
          Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock and/or Equivalent Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock and/or Equivalent Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                         (c)  In the event that the number of
          shares of Common Stock that are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit an exchange of Rights as contemplated in accordance with this Section 27, the Company may, at its option, take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

                         (d)  The Company shall not be required to
          issue fractions of shares of Common Stock or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of Rights, with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the value of a whole share of Common Stock. For purposes of this
          Section 27, the value of a whole share of Common Stock shall be the closing price (as determined pursuant to the second sentence of the definition of Current Market Price) for the Trading Day immediately prior to the date of exchange pursuant to this Section 27, and the value of any Equivalent Share shall be deemed to have the same value as the Common Stock on such date.

                    Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                    Section 29.  Benefits of this Agreement.
          Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of Rights any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights.

                    Section 30.  Severability.

                         (a)  If any term, provision, covenant or
          restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

                         (b)  If legal counsel to the Company
          delivers to the Company a written opinion to the effect that, as a result of changes in federal law or Delaware law, any term, provision, covenant or restriction of this Agreement may be invalid, void, or unenforceable, then, notwithstanding any other provision of this Agreement, the Company and the Rights Agent may amend this Agreement to modify, revise or delete such term, provision, covenant or restriction to the extent necessary to comply with such law as so changed.

                    Section 31. Governing Law. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal laws of such state applicable to contracts to be made and performed entirely within such State.

                    Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                    Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.


                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        Great Lakes Chemical
                                          Corporation

                                           /s/ Robert B. McDonald

          ATTEST:

          By  /s/ Mary P. McClanahan
              Title:  Corporate Secretary

                                        Harris Trust Company of New
                                          York

                                        By  /s/ R. C. Carlson
                                            Title:  Vice President

          ATTEST:

          By  /s/ K. W. Penn
              Title:  Assistant Secretary



                                                          Exhibit A

                         [Form of Rights Certificate]

          Certificate No. R-                     ___________ Rights

          NOT EXERCISABLE AFTER SEPTEMBER 7, 1999
          OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE
          IS GIVEN.  THE RIGHTS ARE SUBJECT TO REDEMPTION,
          AT THE OPTION OF THE COMPANY, ON THE TERMS
          SET FORTH IN THE RIGHTS AGREEMENT.
          [THE RIGHTS REPRESENTED BY THIS CERTIFICATE
          ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON, ADVERSE PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON
          OR ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS
          CERTIFICATE AND THE RIGHTS REPRESENTED
          HEREBY MAY BECOME NULL AND VOID IN THE
          CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE
          RIGHTS AGREEMENT.]

          Rights Certificate

          GREAT LAKES CHEMICAL CORPORATION

                    This certifies that, __________________________
          or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of September 7, 1989, as amended from time to time (the "Rights Agreement"), between Great Lakes Chemical Corporation, a Delaware corporation (the "Company"), and Harris Trust Company of New York (the "Rights Agent"), unless notice of redemption shall have been previously given by the Company, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on September 22, 1999 at the principal corporate trust office of the Rights Agent, or at the office of its successor as Rights Agent, one Unit, consisting of one-tenth of a share of the Common Stock, par value $1.00 per share, of the Company, and one note in the principal amount equal to nine-tenths of the Current Market Price (as defined in the Rights Agreement) of a share of Common Stock, at a purchase price of $92.50 per Unit (subject to further adjustment) upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The notes forming part of the Units are issuable under, and subject to the terms and conditions of, an Indenture, dated as of September 7, 1989 (the "Indenture") between the Company and Bank of Montreal Trust Company, as Trustee. The Purchase Price may be paid in cash or by certified bank check or money order payable to the order of the Company.

                    The number of Rights evidenced by this Rights Certificate (and the amount of securities constituting a Unit which may be purchased Upon exercise thereof) set forth above and the Purchase Price set forth above have
          been determined as of           , 199  , based on the
          Common Stock of the Company as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Units, shares of Common Stock, other securities, cash or other property which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

                    If the Rights evidenced by this Rights
          Certificate are or were formerly beneficially owned, on or after the earlier of the Distribution Date and the Stock Acquisition Date, by an Acquiring Person, Adverse Person or an Affiliate, Associate or direct or indirect transferee of an Acquiring Person or Adverse Person, such Rights may become null and void and the holder of any such Right (including any subsequent holder) shall not have any right with respect to such Right.

                    This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Capitalized terms used in this Certificate have the same meanings as such terms are defined in the Rights Agreement. Copies of the Rights Agreement and the Indenture are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent.

                    This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal corporate trust office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Units or other property as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered entitled such holder to purchase. If this Rights Certificate shall be exercised in part. The holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.0025 per Right, subject to further adjustment, at any time prior to the Close of Business on the tenth day after the Stock Acquisition Date.

                    No fractional shares of Common Stock are required to be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof the Company may elect to (i) evidence fractional shares by depositary receipts, (ii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share or (iii) make a cash payment, as provided in the Rights Agreement.

                    No holder of this Rights Certificate, as such, shall be entitled to vote or to receive dividends or shall be deemed for any purpose the holder of Common Stock or of any other securities, cash or property which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or this Certificate be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or to institute, as a holder of Common Stock or other securities issuable on the exercise of the Rights represented by this Certificate, any derivative action, or otherwise, until and only to the extent the Right or Rights evidenced by this Rights Certificate shall have been exercise as provided in the Rights Agreement.

                    This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


                    WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________ __, 19__.

                                        GREAT LAKES CHEMICAL
                                          CORPORATION

                                        By
                                          Title

          ATTEST:


            Secretary

          Countersigned:



          By
            Authorized Signature


                 [Form of Reverse Side of Rights Certificate]

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
             holder desires to transfer the Rights Certificates.)

                    FOR VALUE RECEIVED
          hereby sells, assigns and transfers unto

                (Please print name and address of transferee)


          this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full Dower of substitution.

          Dated: ______________, 19__


                                          Signature

          Signature Guaranteed:

                    Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


                                 Certificate

                    The undersigned hereby certifies by checking the appropriate boxes that:

                    (l)  this Rights Certificate [  ] is [  ] is
          not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined pursuant to the Rights Agreement);

                    (2)  after due inquiry and to the best
          knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person, Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person.

          Dated: _____________, 19__
                                          Signature

          Signature Guaranteed:

                    Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                    Notice

                    The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                    In the event the certification set forth above in the Form of Assignment is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person, Adverse Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificate issued in exchange for this Right Certificate.


                         FORM OF ELECTION TO PURCHASE

                (To be executed if holder desires to exercise
              the Rights represented by this Rights Certificate)

          To:  Great Lakes Chemical Corporation

          The undersigned hereby irrevocably elects to exercise _____________________ Rights represented by this Rights Certificate to purchase the shares of Common Stock or other securities, cash or other property issuable upon the exercise of such Rights and requests that certificates for such shares or other securities be issued in the name of, and such cash or other property be paid to:

          Please insert social security or other identifying number


                       (Please print name and address)



          If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the remaining balance of such Rights shall be registered in the name of and delivered to:

          Please insert social security or other identifying number


                       (Please print name and address)



          Dated: ______________, 19__


                                   Signature
                                   (Signature must conform in all
                                   respects to name of holder as
                                   specified on the face of this
                                   Rights Certificate)

          Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


                                 Certificate

                    The undersigned hereby certifies by checking the appropriate boxes that:

                    (1) this Rights Certificate [ ] is [ ] is not being exercised by or on behalf of a Person who is or was an Acquiring Person, Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined pursuant to the Rights Agreement):

                    (2)  after due inquiry and to the best
          knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person, Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person.

          Dated: ___________, 19__
                                        Signature

          Signature Guaranteed:

                    Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                    Notice

                    The signature on the foregoing Form of Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                    In the event the certification set forth above in the Form of Election is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person, Adverse Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificate issued in exchange for this Right Certificate.


                                (NOT AMENDED)

                                  Exhibit B

                        SUMMARY OF RIGHTS TO PURCHASE
                            COMMON STOCK AND NOTES

                    On September 7, 1989, the Board of Directors of Great Lakes Chemical Corporation, a Delaware corporation (the "Company"), declared a dividend of one common stock and note purchase right (a "Right") for each outstanding share of Common Stock, $l.00 par value, of the Company (the "Common Stock"). The dividend is payable on September 22, 1989 (the "Record Date") to stockholders of record at the close of business on the Record Date, and with respect to all shares of Common Stock that become outstanding after the Record Date and prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights and the expiration of the Rights. Except as set forth below and subject to adjustment as provided in the Rights Agreement (as defined below), each Right entitles the registered holder to purchase from the Company one Unit, consisting initially of one-tenth share of Common Stock and one Note in the principal amount equal to nine-tenths of the current market price of the Common Stock on the date of exercise, at an exercise price of $370 per Right (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of September 7, 1989 (the "Rights Agreement"), between the Company and Harris Trust Company of New York, as Rights Agent (the "Rights Agent"). The Notes are issuable under, and subject to the terms and conditions of, an Indenture (the "Indenture") between the Company and Bank of Montreal Trust Company, as Trustee.

                    The Rights will be evidenced by Common Stock certificates and not by separate certificates until the tenth day following the earlier of (i) the date of public disclosure that a person or group (an "Acquiring Person"), together with persons affiliated or associated with it, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (the "Stock Acquisition Date") and (ii) the commencement or disclosure of an intention to commence, a tender offer or exchange offer by a person other than the Company and certain related entities if, upon consummation of the offer, such person or group, together with persons affiliated or associated with it, could acquire beneficial ownership of 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"). Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Common Stock (except in connection with redemption of the Rights). Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer, replacement or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                    As soon as practicable following the
          Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date. From and after the Distribution Date, such separate Right Certificates alone will evidence the Rights.

                    The Rights will first become exercisable on the Distribution Date (unless sooner redeemed). The Rights will expire at the close of business on September 22, 1999 (the "Expiration Date"), unless earlier redeemed by the Company as described below.

                    The Purchase Price is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend or distribution on, or a subdivision, combination or reclassification of, the Common Stock,
          (ii) upon the grant to holders of the Common Stock of certain rights, options, or warrants to subscribe for Common Stock or securities convertible into Common Stock at less than the current market price of the Common Stock, or (iii) Upon the distribution to holders of the Common Stock of other securities, cash (excluding regular periodic cash dividends at an annual rate not in excess of 250% of the annualized rate of cash dividends paid during the preceding fiscal year), property, evidences of indebtedness, or assets.

                    If a person acquires beneficial ownership of 15% or more of the Common Stock and the Company does not thereafter redeem the Rights in the time and manner permitted (such acquisition, upon the expiration of the permitted redemption period, is referred to herein as a "Triggering Event"), then the Rights will "flip-in" and entitle each holder of a Right, except as provided below, to purchase, upon exercise at the then-current Purchase Price, that number of shares of Common Stock having a market value of two times such Purchase Price.

                    Any Rights beneficially owned at any time on or after the earlier of the Distribution Date and the Stock acquisition Date by an Acquiring Person or an affiliate or associate of an Acquiring Person (whether or not such ownership is subsequently transferred) will become null and void upon the occurrence of a Triggering Event, and any holder of such Rights will have no right to exercise such Rights.

                    In the event that, following a Triggering
          Event, the Company is acquired in a merger or other business combination in which the Common Stock does not remain outstanding or is changed or 50% or more of its consolidated assets or earning power is sold, leased, exchanged, mortgaged, pledged or otherwise transferred or disposed of (in one transaction or a series of related transactions) the Rights will "flip-over" and entitle each holder of a Right to purchase, upon the exercise of the Right at the then-current Purchase Price, that number of shares of common stock of the acquiring company (or, in certain circumstances, one of its affiliates) which at the time of such transaction would have a market value of two times such Purchase Price.

                    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. Holders will have no right to receive fractional shares of Common Stock or Notes (other than fractions which are in denominations of $10 or integral multiples thereof) upon the exercise of Rights. In lieu of such fractional shares or Notes, an adjustment in cash may be made based on the market price of the Common Stock on the last trading date prior to the date of exercise, or the Company may issue script, warrants or depositary receipts.

                    At any time prior to the earlier of (i) ten days following the Stock Acquisition Date, (ii) the Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment. Immediately upon the action of the Company's Board of Directors electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights thereafter will be to receive the applicable redemption price. The Rights may not be exercised prior to the expiration of the right to redeem.

                    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder or noteholder of the Company, including, without limitation, the right to vote or to receive dividends or distributions or payments of principal or interest.

                    At any time prior to ten days following the Stock Acquisition Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date will occur). Thereafter, the Rights Agreement may be amended only to cure ambiguities, to correct inconsistent provisions, or in ways that do not adversely affect the Rights holders.
          The Rights Agreement may not be amended to change the Purchase Price, the number of shares of Common Stock, other securities, cash or other property obtainable upon exercise of a Right, the redemption price, or the Expiration Date, except that, prior to ten days following the Triggering Event, the Rights Agreement may be amended to substitute other securities for the Unit otherwise obtainable upon exercise of a Right, provided the value of such securities is equal to the then current market price of one share of Common Stock.

                    The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Company's Board of Directors prior to the time a person or group has acquired beneficial ownership of 15% or more of the Common Stock, because until such time the Rights may be redeemed by the Company.

                    On September 7, 1989, the Company declared a two-for-one stock split in the form of a 100% stock dividend to holders of record of the Common Stock on October 6, 1989. As a result of such dividend, pursuant to the terms of the Rights Agreement the Purchase Price will be adjusted to $185 and the price at which the Rights may be redeemed will be adjusted to $.005 per Right, in each case as of the October 6, 1989 record date for the stock split.

                    Copies of the Rights Agreement and the
          Indenture will be filed with the Securities and Exchange Commission as an Exhibit to the Company's registration statement on Form 8-A. Copies of the Rights Agreement and the Indenture will be available free of charge from the Company. This summary description of the Rights and the Notes does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Indenture, which are hereby incorporated herein by reference.